EXHIBIT 99.3
UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

Acquisition of Chesapeake's South Texas Assets

On November 30, 2023, SilverBow Resources, Inc. and its operating subsidiary, SilverBow Resources Operating, LLC (“SilverBow” or the “Company”), closed the previously announced Purchase and Sale Agreement (the “Purchase Agreement”) with Chesapeake Energy Corporation, through its wholly owned subsidiaries Chesapeake Exploration, L.L.C., Chesapeake Operating, L.L.C., Chesapeake Energy Marketing, L.L.C. and Chesapeake Royalty, L.L.C. (collectively “Chesapeake”), to buy Chesapeake's South Texas assets (the “South Texas Rich Properties”, the transaction collectively, the “ Chesapeake Transaction”). Under the terms and conditions of the Purchase Agreement, which has an economic effective date of February 1, 2023, the aggregate consideration for the Chesapeake Transaction consists of $700,000,000, comprised of cash in the amount of $650,000,000, paid at the closing of the Chesapeake Transaction, subject to certain purchase price adjustments and cash in the amount of $50,000,000 due on the first anniversary of the closing of the Chesapeake Transaction. The Chesapeake Transaction also includes a contingent earn-out payment contingent upon the average monthly settlement price of NYMEX West Texas Intermediate (“WTI”) crude oil for the 12 month period beginning on the first trading day of the next full calendar month following the closing date of the Chesapeake Transaction. If the average monthly settlement price of WTI during the 12 month period (a) exceeds $80 per barrel, SilverBow shall pay Chesapeake an amount equal to $50 million or (b) is between $75 per barrel and $80 per barrel, SilverBow shall pay Chesapeake an amount equal to $25 million. If the average monthly settlement price of WTI during the 12 month period is below $75 per barrel, SilverBow shall not owe Chesapeake a contingent earn-out payment.

The Chesapeake Transaction was funded with borrowings under the Company's First Amended and Restated Senior Secured Revolving Credit Agreement, dated as of April 19, 2017, and amended as of November 30, 2023 (the “Credit Facility”), among the Company, the lenders party thereto and JPMorgan Chase Bank, N.A., as administrative agent for the lenders, and proceeds from the issuance of additional second lien notes (“Second Lien Notes”) pursuant to the Company's Note Purchase Agreement, dated as of December 15, 2017 and amended as of November 30, 2023, among the Company, as issuer, U.S. Bank Trust Company, National Association (as successor-in-interest to U.S. Bank National Association), as agent and collateral agent, and the other parties thereto, and cash on hand. In conjunction with the Chesapeake Transaction, the Company has secured $425 million of incremental commitments under its Credit Facility from existing and new lenders, which increased lender commitments under the Credit Facility to $1.2 billion, and the Company’s Second Lien Notes were upsized by $350 million, which increased lender commitments under the Company’s Second Lien Notes to $500 million and extend the maturity date for the Second Lien Notes to December 15, 2028 (together, the “Related Financing”).

Acquisition of Sundance Assets

On June 30, 2022, SilverBow and its operating subsidiary, SilverBow Operating, closed the previously announced purchase and sale agreement dated April 13, 2022 with Sundance Energy, Inc. and certain affiliated entities (collectively, “Sundance”), thereby acquiring oil and gas assets in the Eagle Ford (the “Sundance Transaction” and together with the Chesapeake Transaction, the “Transactions”). After consideration of closing adjustments, total aggregate consideration was approximately $344.9 million, consisting primarily of $220.9 million in cash, 4,148,472 shares of our common stock valued at approximately $117.7 million based on the Company's share price on the closing date and contingent consideration with an estimated fair value of $7.4 million. The contingent consideration consisted of up to two earn-out payments of $7.5 million each, contingent upon the average monthly settlement price of NYMEX West Texas Intermediate crude oil exceeding $95 per barrel for the period from April 13, 2022 through December 31, 2022 which would trigger a payment of $7.5 million in 2023 and $85 per barrel for 2023 which would trigger a payment of $7.5 million in 2024 (the “2022 WTI Contingency Payout”). The contingent payout for the period of April 13, 2022 through December 31, 2022 did not materialize. As part of our post-close settlement, we settled the 2022 WTI Contingency during the second quarter of 2023. As such, we are no longer required to make a contingency payment related to the 2022 WTI Contingency Payout. We incurred approximately $6.8 million in transaction costs during the year ended December 31, 2022 related to the Sundance Transaction.

Unaudited Pro Forma Condensed Combined Financial Statements

The following unaudited pro forma condensed combined financial statements are derived from the historical consolidated financial statements of SilverBow, historical South Texas Rich Properties Statements of Revenues and Direct Operating Expenses related to the Chesapeake Transaction and from the historical financial activity of Sundance through June 30, 2022, the closing date of the Sundance Transaction.

The Company expects to account for the Chesapeake Transaction as an asset acquisition under accounting principles generally accepted in the United States of America, as the assets and operations acquired in the Chesapeake Transaction do not meet the definition of a business under the Financial Accounting Standards Board Accounting Standards Codification Topic 805, Business Combinations (referred to as “ASC 805”), since substantially all of the fair value of the assets acquired are concentrated in a single asset group.

Certain historical amounts of Sundance and Chesapeake's South Texas Rich Properties have been reclassified to conform to SilverBow’s financial statement presentation. The unaudited pro forma condensed combined balance sheet as of September 30, 2023 presented below was prepared as if the Chesapeake Transaction and related financing had occurred on September 30, 2023. The Sundance Transaction closed on June 30, 2022. Therefore, the Sundance Transaction is already included in SilverBow's condensed consolidated balance sheet as of September 30, 2023. The unaudited pro forma condensed combined statements of operations for the nine-month period ended September 30, 2023 and the year ended December 31, 2022 presented below were prepared as if the Transactions and Related Financing had occurred on January 1, 2022.

The unaudited pro forma condensed combined financial statements reflect the following pro forma adjustments related to the Transactions, based on available information and certain assumptions that SilverBow believes are reasonable:

•the Transactions, accounted for as asset acquisitions and the Related Financing;
•SilverBow’s related borrowing on its Credit Facility and issuance of Second Lien Notes, as applicable, to fund the cash portion of the Transactions;
•adjustments to conform the classification of expenses in Chesapeake’s South Texas Rich Properties historical statement of Revenues and Direct Operating Expenses to SilverBow’s classification for similar expenses;
•adjustments to conform the classification of revenues and expenses in Sundance’s historical statements of operations to SilverBow’s classification for similar revenues and expenses; and
•the recognition of estimated tax impacts of the pro forma adjustments.

Assumptions and estimates underlying the pro forma adjustments are described in the accompanying notes, which should be read in conjunction with the unaudited pro forma condensed combined financial statement. In SilverBow’s opinion, all adjustments that are necessary to present fairly the pro forma information have been made. The historical consolidated financial statements have been adjusted in the unaudited pro forma condensed combined financial statements to give effect to the Transactions and the Related Financing.

The Company expects to account for the Chesapeake Transaction as an asset acquisition under accounting principles generally accepted in the United States of America. The acquisition method of accounting as it relates to the Chesapeake Transaction is dependent upon certain valuations and other studies that, as of the date hereof, have yet to commence or progress to a stage where there is sufficient information for a definitive measure. SilverBow has performed a preliminary valuation analysis of the relative fair value of Chesapeake’s assets to be acquired and liabilities to be assumed and has made certain adjustments to the historical book values of the assets and liabilities of Chesapeake to reflect preliminary estimates of the relative fair value necessary to prepare the unaudited pro forma condensed combined financial statements. A final determination of the relative fair value of Chesapeake’s assets and liabilities will be based on the actual net tangible and intangible assets and liabilities of Chesapeake that exist as of the closing date of the Chesapeake Transaction and, therefore, could not be made prior to the completion of the Chesapeake Transaction. As a result of the foregoing, the pro forma adjustments are preliminary and are subject to change as additional information becomes available and as additional analysis is performed. The preliminary pro forma adjustments have been made solely for the purpose of providing the unaudited pro forma condensed combined financial statements presented below. SilverBow estimated the fair value of Chesapeake’s assets and liabilities based on discussions with Chesapeake’s management, preliminary valuation studies, due diligence, and information presented in Chesapeake’s historical financial statements. Any increases or decreases in the relative fair value of assets acquired and liabilities assumed upon completion of the final valuations will result in adjustments to the unaudited pro forma condensed combined balance sheet and/or statement of operations. The final purchase price allocation may be materially different than that reflected in the pro forma purchase price allocation presented herein.

The unaudited pro forma condensed combined financial information is not intended to represent what SilverBow’s financial position or results of operations would have been had the Transactions and Related Financing actually been consummated on the assumed dates nor does it purport to project the future operating results of the combined company following the Chesapeake Transaction. The unaudited pro forma condensed combined financial information does not reflect future events that may occur after the Chesapeake Transaction, including, but not limited to, the anticipated realization of ongoing savings from potential operating efficiencies, asset dispositions, cost savings, or economies of scale that the combined company may achieve with respect to the combined operations. Specifically, the unaudited pro forma condensed combined statement of operations does not include projected synergies expected to be achieved as a result of the Transactions and any associated costs that may be required to be incurred to achieve the identified synergies. The unaudited pro forma condensed combined statements of operations also exclude the effects of costs of integration activities and asset dispositions that may result from the Transactions.

The unaudited pro forma condensed combined financial statement should be read in conjunction with the historical consolidated financial statements and accompanying notes contained in SilverBow’s Annual Report on Form 10-K for the year ended December 31, 2022, the historical consolidated financial statements and accompanying notes thereto of Sundance filed as Exhibit 99.1 to the Current Report on Form 8-K filed with the SEC on June 6, 2022, and Quarterly Report on Form 10-Q for the nine months ended September 30, 2023 and historical South Texas Rich Properties Statement of Revenues and Direct Operating Expenses and accompanying notes thereto filed as Exhibits 99.1 and 99.2 to this Current Report on Form 8-K/A of which this Exhibit 99.3 is a part.

SilverBow Resources, Inc. and Subsidiary Pro Forma Condensed Combined Balance Sheet As of September 30, 2023 (Unaudited)
(in thousands, except per share amounts)	SilverBow Historical	Chesapeake Transaction Adjustments (Note 2)		Pro Forma Combined
ASSETS
Current Assets:
Cash and cash equivalents	$1,697	$—		$1,697
Accounts receivable, net	80,202	—		80,202
Fair value of commodity derivatives	50,189	—		50,189
Other current assets	3,825	—		3,825
Total Current Assets	135,913	—		135,913
Property and Equipment:
Property and equipment, full cost method, including $27,821 of unproved property costs not being amortized at the end of the period	2,861,267	673,018	(a)	3,534,285
Less – Accumulated depreciation, depletion, amortization & impairment	(1,151,141)	—		(1,151,141)
Property and Equipment, Net	1,710,126	673,018		2,383,144
Right of Use Assets	10,085	200	(a)	10,285
Deposit and Other Fees for Oil and Gas Properties	52,564	(52,564)	(b)	—
Fair Value of Long-Term Commodity Derivatives	14,180	—		14,180
Other Long-Term Assets	7,581	—		7,581
Total Assets	$1,930,449	$620,654		$2,551,103
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Accounts payable and accrued liabilities	$74,731	$—		$74,731
Fair value of commodity derivatives	32,752	—		32,752
Accrued capital costs	56,424	—		56,424
Accrued interest	2,976	—		2,976
Current lease liability	5,507	59	(a)	5,566
Undistributed oil and gas revenues	22,462	—		22,462
Deferred acquisition payment	—	50,000	(a)	50,000
Total Current Liabilities	194,852	50,059		244,911
Long-Term Debt, Net	645,096	547,241	(c)	1,192,337
Non-Current Lease Liability	4,604	141	(a)	4,745
Deferred Tax Liabilities	49,033	—		49,033
Asset Retirement Obligations	9,840	634	(a)	10,474
Fair Value of Long-Term Commodity Derivatives	21,560	22,579	(a)	44,139
Other Long-Term Liabilities	922	—		922
Stockholders' Equity:
Preferred stock	—	—		—
Common stock	259	—		259
Additional paid-in capital	677,473	—		677,473
Treasury stock, held at cost	(10,616)	—		(10,616)
Retained earnings	337,426	—		337,426
Total Stockholders’ Equity	1,004,542	—		1,004,542
Total Liabilities and Stockholders’ Equity	$1,930,449	$620,654		$2,551,103
See accompanying notes to unaudited pro forma condensed combined financial information.

SilverBow Resources, Inc. and Subsidiary Pro Forma Condensed Combined Statement of Operations For Nine Months Ended September 30, 2023 (Unaudited)
(in thousands, except per share amounts)	SilverBow Historical	Chesapeake Historical	Chesapeake Reclassification Adjustments (Note 2)		Transaction Accounting Adjustments (Note 2)		Pro Forma Combined
Revenues:
Oil and gas sales	$440,317	$291,807	$—		$—		$732,124

Operating Expenses:
Direct Operating Expenses	—	122,371	(122,371)	(d)	—		—
General and administrative, net	17,421	—	—		—		17,421
Depreciation, depletion, and amortization	147,037	—	—		64,548	(f)	211,585
Accretion of asset retirement obligations	718	—	—		—		718
Lease operating expenses	62,417	—	26,537	(d)	—		88,954
Workovers	2,263	—	908	(d)	—		3,171
Transportation and gas processing	37,001	—	76,151	(d)	—		113,152
Severance and other taxes	28,563	—	18,775	(d)	—		47,338
Total Operating Expenses	295,420	122,371	—		64,548		482,339

Operating Income (Loss)	144,897	169,436	—		(64,548)		249,785

Non-Operating Income (Expense)
Gain (loss) on commodity derivatives, net	57,604	—	—		—		57,604
Interest expense, net	(54,746)	—	—		(47,369)	(g)	(102,115)
Other income (expense), net	117	—	—		—		117

Income (Loss) Before Income Taxes	147,872	169,436	—		(111,917)		205,391

Provision (Benefit) for Income Taxes	33,214	—	—		12,798	(h)	46,012

Net Income (Loss)	$114,658	$169,436	$—		$(124,715)		$159,379

Per Share Amounts:

Basic: Loss Per Share	$5.06	$—	$—		$—		$7.03
Diluted: Loss Per Share	$5.02	$—	$—		$—		$6.97

Weighted-Average Shares Outstanding - Basic	22,677	—	—		—		22,677

Weighted-Average Shares Outstanding - Diluted	22,852	—	—		—		22,852
See accompanying notes to unaudited pro forma condensed combined financial information.

SilverBow Resources, Inc. and Subsidiary Pro Forma Condensed Combined Statement of Operations For the Year Ended December 31, 2022 (Unaudited)
		Sundance Historical
(in thousands, except per share amounts)	SilverBow Historical	January 1, 2022 Through March 31, 2022	Sundance Historical April 1, 2022 through June 30, 2022	Chesapeake Historical	Sundance Reclassification Adjustments (Note 2)		Chesapeake Reclassification Adjustments (Note 2)		Sundance Transaction Adjustments (Note 2)		Chesapeake Transaction Adjustments (Note 2)		Pro Forma Combined
Revenues:
Oil and gas sales	$753,420	$—	$—	$483,383	$102,282	(e)	$—		$—		$—		$1,339,085
Oil sales		45,023	38,499	—	(83,522)	(e)	—		—		—		—
Natural gas sales		3,298	4,249	—	(7,547)	(e)	—		—		—		—
Natural gas liquid sales		6,384	4,829	—	(11,213)	(e)	—		—		—		—

Operating Expenses:
Direct Operating Expenses	—	—	—	189,018	—		(189,018)	(d)	—		—		—
General and administrative, net	21,395	1,727	—	—	—		—		—		—		23,122
Depreciation, depletion, and amortization	133,982	273	—	—	(137)	(e)	—		26,016	(f)	65,756	(f)	225,890
Accretion of asset retirement obligations	534	—	—	—	137	(e)	—		—		—		671
Lease operating expense	55,329	9,510	8,746		(2,016)	(e)	27,318	(d)	—		—		98,887
Workovers	1,655	—	—		2,016	(e)	2,050	(d)	—		—		5,721
Transportation and gas processing	32,989	3,624	3,621		—		133,376	(d)	—		—		173,610
Severance and other taxes	41,761	3,807	3,856		—		26,274	(d)	—		—		75,698
Exploration expense	—	—	—	—	—		—		—		—		—
Loss (gain) on commodity derivative financial instruments	—	29,818	—	—	(29,818)	(e)	—		—		—		—
Other expense, net	—	208	—	—	—		—		—		—		208
Total Operating Expenses	287,645	48,967	16,223	189,018	(29,818)		—		26,016		65,756		603,807

Operating Income (Loss)	465,775	5,738	31,354	294,365	29,818		—		(26,016)		(65,756)		735,278

Non-Operating Income (Expense)
Net gain (loss) on commodity derivatives	(73,885)	—	—	—	(29,818)	(e)	—		—		—		(103,703)
Interest expense, net	(41,948)	(2,289)	—	—	—		—		(2,720)	(g)	(67,982)	(g)	(114,939)
Other income (expense), net	95	—	—	—	—		—		—		—		95

Income (Loss) Before Income Taxes	350,037	3,449	31,354	294,365	—		—		(28,736)		(133,738)		516,731

Provision (Benefit) for Income Taxes	9,600	—	—	—	—		—		1,350	(h)	35,739	(h)	46,689

Net Income (Loss)	$340,437	$3,449	$31,354	$294,365	$—		$—		$(30,086)		$(169,477)		$470,042

Per Share Amounts:

Basic: Net Loss	$17.24	$—	$—	$—	$—		$—		$—		$—		$23.80

Diluted: Net Income Loss	$16.94	$—	$—	$—	$—		$—		$—		$—		$23.39

Weighted Average Shares Outstanding - Basic	19,748	—	—	—	—		—		—		—		19,748

Weighted Average Shares Outstanding - Diluted	20,097	—	—	—	—		—		—		—		20,097
See accompanying notes to unaudited pro forma condensed combined financial information.

Notes to Unaudited Pro Forma Condensed Combined Financial Information

(1) Basis of Pro Forma Presentation

The accompanying unaudited pro forma condensed combined financial information was prepared based on the historical consolidated financial statements of the Company, the historical South Texas Rich Properties Statement of Revenues and Direct Operating Expenses related to the Chesapeake Transaction, and from the historical financial activity of Sundance through June 30, 2022, the closing date of the Sundance Transaction. The Unaudited Pro Forma Condensed Combined Statement of Operations for the nine months ended September 30, 2023 and the year ended December 31, 2022 were prepared assuming the Transactions and Related Financing occurred on January 1, 2022. The Unaudited Pro Forma Condensed Combined Balance Sheet at September 30, 2023 was prepared as if the Chesapeake Transaction and related financing had occurred on September 30, 2023. The Sundance Transaction closed on June 30, 2022. Therefore, the Sundance Transaction is already included in SilverBow's condensed consolidated balance sheet as of September 30, 2023.

The unaudited pro forma condensed combined financial statement reflects pro forma adjustments that are described in the accompanying notes and are based on available information and certain assumptions that SilverBow believes are reasonable, however, actual results may differ from those reflected in this statement. In SilverBow’s opinion, all adjustments that are necessary to present fairly the pro forma information have been made. The unaudited pro forma condensed combined financial statement does not purport to represent what SilverBow’s financial position or results of operations would have been if the Transactions had actually occurred on the dates indicated above, nor is it indicative of SilverBow’s future financial position or results of operations. The unaudited pro forma condensed combined financial statement should be read in conjunction with the historical consolidated financial statements and related notes of SilverBow and Chesapeake, as applicable, for the period presented.

(2) Pro Forma Adjustments

The Company expects to account for the Chesapeake Transaction as an asset acquisition under accounting principles generally accepted in the United States of America, as the assets and operations acquired in the Chesapeake Transaction do not meet the definition of a business under the Financial Accounting Standards Board Accounting Standards Codification Topic 805, Business Combinations (referred to as “ASC 805”), since substantially all of the fair value of the assets acquired are concentrated in a single asset group. The allocation of the preliminary estimated purchase price is based upon management’s estimates of and assumptions related to the relative fair value of assets to be acquired and liabilities to be assumed as of September 30, 2023 using currently available information. Due to the fact that the unaudited pro forma condensed combined financial information has been prepared based on these preliminary estimates, the final purchase price allocation and the resulting effect on financial position and results of operations may differ significantly from the pro forma amounts included herein. SilverBow expects to finalize its allocation of the purchase consideration as soon as practicable after completion of the Chesapeake Transaction.

The preliminary purchase price allocation is subject to change due to several factors, including but not limited to:
•changes in the estimated fair value of Chesapeake’s assets acquired and liabilities assumed as of the date of the closing of the Chesapeake Transaction, resulting from the finalization of SilverBow’s detailed valuation analysis, including changes in future oil and gas commodity prices, reserve estimates, interest rates and other factors;
•valuation of ASC 842 Leases as it relates to Chesapeake’s lease obligations and right of use assets expected to be recorded as part of purchase accounting upon the closing of the Chesapeake Transaction; and
•changes in the estimated fair value of the Contingent Consideration as of the date of the closing of the Chesapeake Transaction.

The following adjustments have been made to the accompanying unaudited pro forma condensed combined financial statements:

(a)    Consideration for the Chesapeake Transaction was approximately $700.0 million, (i) cash in the amount of $650.0 million due at the closing of the transaction, subject to certain purchase price adjustments (estimated $58.0 million reduction in cash consideration below) and (ii) cash in the amount of $50.0 million due on the first anniversary of the closing of the transaction. The table below represents the preliminary allocation of the total cost of the Chesapeake Transaction to the assets acquired and liabilities assumed, as follows:

(in thousands)
Total Cost
Cash consideration	$592,000
Deferred acquisition payment	50,000
Fair value of contingent consideration	22,579
Total Consideration	$664,579

Transaction costs	7,805

Total Cost of Transaction	$672,384

Allocation of Total Cost of Transaction
Assets
Oil and gas properties	$673,018
Right of use assets	200
Total Assets	673,218

Liabilities
Asset retirement obligations	634
Current lease liability	59
Non-current lease liability	141
Total liabilities assumed	$834
Net Assets Acquired and Liabilities Assumed	$672,384

(b)    Reflects reclassification of the deposit and other acquisition related fees associated with the Chesapeake Transaction.
(c)    Reflects incremental long-term debt calculated as the aggregate of the cash consideration and transaction costs less the deposit and other acquisition related fees (noted above).

(d)    Chesapeake Reclassification and Conforming Adjustments:
•Reflects reclassification of approximately $122.4 million from Direct Operating Expenses to the respective operating expenses by category ($26.5 million to Lease operating expenses, $0.9 million to Workovers, $76.2 million to Transportation and gas processing and $18.8 million to Severance and other taxes) on the Pro Forma Condensed Combined Statement of Operations for the nine months ended September 30, 2023.
•Reflects reclassification of approximately $189.0 million from Direct Operating Expenses to the respective operating expenses by category ($27.3 million to Lease operating expenses, $2.1 million to Workovers, $133.4 million to Transportation and gas processing and $26.3 million to Severance and other taxes) on the Pro Forma Condensed Combined Statement of Operations for the year ended December 31, 2022.

(e)    Sundance Reclassification and Conforming Adjustments:
•Reflects reclassification of approximately $102.3 million to oil and gas sales from the respective sales revenues by product ($83.6 million for oil sales, $7.5 million for gas sales and $11.2 million for NGL sales);
•Reflects reclassification of approximately $0.1 million from depreciation, depletion and amortization to accretion of asset retirement obligation;
•Reflects reclassification of approximately $2.0 million from lease operating expenses to workovers; and
•Reflects the reclassification of approximately $29.8 million of loss on commodity derivatives financial instruments from Operating Expenses to Non-Operating Income (Expense).

(f)    Depreciation, depletion and amortization (“DD&A”) related to the Chesapeake Transaction for the nine months ended September 30, 2023 and for the year ended December 31, 2022 and Sundance Transaction for the year ended December 31, 2022 was calculated using the unit-of-production method under the full cost method of accounting, and adjusts DD&A for (i) the increase in DD&A reflecting the relative fair values and production volumes attributable to the Transactions and (ii) the revision to the Company’s DD&A rate reflecting the reserve volumes acquired in the Transactions.

(g)    Interest expense associated with borrowings under the Company's Second Lien Notes and Credit Facility utilizing current interest rates, as applicable, for each Transaction.

(h)    Adjustments to Income tax provision reflects the historical and adjusted Income (Loss) Before Income Taxes for each Transaction, as applicable, multiplied by 22.25% effective tax rate for the periods presented.

(3) Supplemental Oil and Gas Reserve Information

Estimated Quantities of Proved Oil and Natural Gas Reserves

The following tables present information regarding net proved oil and natural gas reserves attributable to the Company's interests in proved properties as of December 31, 2022 and 2021. The information set forth in the tables regarding historical reserves of the Company is based on proved reserves reports prepared in accordance with Securities and Exchange Commission’s (“SEC”) rules. H.J. Gruy and Associates, Inc. (“Gruy”), independent petroleum engineers, prepared the Company's proved reserves reports as of December 31, 2022 and 2021.

In addition, the following tables also set forth information as of December 31, 2022 and 2021 about the estimated net proved oil and natural gas reserves attributable to the Chesapeake Transaction, and the pro forma estimated net proved oil and natural gas reserves as if the Chesapeake Transaction had occurred on January 1, 2021. The reserve estimates attributable to the Chesapeake Transaction at December 31, 2022 and 2021 presented in the table below were prepared based upon information provided by Chesapeake and was prepared in accordance with the authoritative guidance of the FASB and the SEC on oil and natural gas reserve estimation and disclosures.

In addition, the following tables also set forth information as of December 31, 2021 about the estimated net proved oil and natural gas reserves attributable to the Sundance Transaction, and the pro forma estimated net proved oil and natural gas reserves as if the Sundance Transaction had occurred on January 1, 2021. The Sundance Transaction closed on June 30, 2022. Therefore, the net proved oil and natural gas reserves attributable to the Sundance Transaction are reflected in SilverBow's historical reserves as of December 31, 2022. The reserve estimates attributable to the Sundance Transaction at December 31, 2021 presented in the table below were prepared based upon information provided by Sundance and was prepared in accordance with the authoritative guidance of the FASB and the SEC on oil and natural gas reserve estimation and disclosures.

Reserve estimates are inherently imprecise and are generally based upon extrapolation of historical production trends, analogy to similar properties and volumetric calculations. Accordingly, reserve estimates are expected to change, and such changes could be material and occur in the near term as future information becomes available.

	Natural Gas (Mcf)
	SilverBow Historical	Chesapeake Transaction	Sundance Transaction		Sundance Transaction Adjustments		Pro Forma Combined
Estimates of Proved Reserves
December 31, 2020	948,094,943	148,585,717	50,144,876		—		1,146,825,536
Revisions	(199,625,710)	74,107,492	(7,691,299)		—		(133,209,517)
Extensions, discoveries and other additions	324,625,474	82,671,630	19,805,640		—		427,102,744
Purchases of minerals in place	142,794,045	—	—		—		142,794,045
Production	(60,509,606)	(20,113,575)	(2,463,333)		—		(83,086,514)
December 31, 2021	1,155,379,146	285,251,264	59,795,884		—		1,500,426,294
Revisions	561,425	38,966,441	—		—		39,527,866
Extensions, discoveries and other additions	514,492,260	11,755,384	—		—		526,247,644
Purchases of minerals in place	126,849,989	—	—		(59,795,884)	(a)	67,054,105
Sales of minerals in place	(772,177)	—	(59,795,884)	(a)	59,795,884	(a)	(772,177)
Production	(70,958,470)	(20,909,750)	—		—		(91,868,220)
December 31, 2022	1,725,552,173	315,063,339	—		—		2,040,615,512

Proved Developed Reserves
December 31, 2020	415,390,459	148,585,717	22,666,672		—		586,642,848
December 31, 2021	525,736,580	183,596,848	15,499,234		—		724,832,662
December 31, 2022	695,481,580	229,553,642	—		—		925,035,222

Proved Undeveloped Reserves
December 31, 2020	532,704,484	—	27,478,205		—		560,182,689
December 31, 2021	629,642,566	101,654,416	44,296,646		—		775,593,628
December 31, 2022	1,030,070,593	85,509,697	—		—		1,115,580,290

	Oil (Bbl)
	SilverBow Historical	Chesapeake Transaction	Sundance Transaction		Sundance Transaction Adjustments		Pro Forma Combined
Estimates of Proved Reserves
December 31, 2020	12,531,501	18,022,345	28,897,502		—		59,451,348
Revisions	(1,644,367)	6,720,786	(5,250,851)		—		(174,432)
Extensions, discoveries and other additions	3,930,631	6,466,685	5,501,816		—		15,899,132
Purchases of minerals in place	10,942,051	—	—		—		10,942,051
Production	(1,461,657)	(2,555,411)	(1,554,079)		—		(5,571,147)
December 31, 2021	24,298,159	28,654,405	27,594,388		—		80,546,952
Revisions	(1,097,823)	2,505,226	—		—		1,407,403
Extensions, discoveries and other additions	5,423,639	1,984,143	—		—		7,407,782
Purchases of minerals in place	26,393,737	—	—		(27,594,388)	(a)	(1,200,651)
Sales of minerals in place	(194,839)	—	(27,594,388)	(a)	27,594,388	(a)	(194,839)
Production	(2,633,679)	(2,637,577)	—				(5,271,256)
December 31, 2022	52,189,194	30,506,197	—		—		82,695,391

Proved Developed Reserves
December 31, 2020	6,962,826	18,022,345	12,156,565		—		37,141,736
December 31, 2021	9,692,076	20,348,596	9,676,355		—		39,717,027
December 31, 2022	23,360,025	22,276,526	—		—		45,636,551

Proved Undeveloped Reserves
December 31, 2020	5,568,676	—	16,740,936		—		22,309,612
December 31, 2021	14,606,082	8,305,809	17,918,029		—		40,829,920
December 31, 2022	28,829,169	8,229,671	—		—		37,058,840

	Natural Gas Liquids (Bbl)
	SilverBow Historical	Chesapeake Transaction	Sundance Transaction		Sundance Transaction Adjustments		Pro Forma Combined
Estimates of Proved Reserves
December 31, 2020	13,855,188	20,648,406	8,171,134		—		42,674,728
Revisions	1,836,746	10,479,354	(855,428)		—		11,460,672
Extensions, discoveries and other additions	1,860,900	10,681,462	2,940,777		—		15,483,139
Purchases of minerals in place	3,019,773	—	—		—		3,019,773
Production	(1,472,222)	(2,853,311)	(424,929)		—		(4,750,462)
December 31, 2021	19,100,385	38,955,911	9,831,554		—		67,887,850
Revisions	548,238	3,523,627	—				4,071,865
Extensions, discoveries and other additions	3,366,839	1,509,852	—				4,876,691
Purchases of minerals in place	11,709,713	—	—		(9,831,554)	(a)	1,878,159
Sales of minerals in place	(119,211)	—	(9,831,554)	(a)	9,831,554	(a)	(119,211)
Production	(1,949,894)	(2,645,702)	—				(4,595,596)
December 31, 2022	32,656,070	41,343,688	—		—		73,999,758

Proved Developed Reserves
December 31, 2020	8,163,666	20,648,406	3,401,266		—		32,213,338
December 31, 2021	12,390,263	25,086,112	2,525,000		—		40,001,375
December 31, 2022	19,522,859	30,178,639	—		—		49,701,498

Proved Undeveloped Reserves
December 31, 2020	5,691,522	—	4,769,867		—		10,461,389
December 31, 2021	6,710,122	13,869,799	7,306,553		—		27,886,474
December 31, 2022	13,133,211	11,165,049	—		—		24,298,260
(a) Amounts and adjustments reflect the purchase and sale of minerals in place associated with the Sundance Transaction, which closed on June 30, 2022.

Changes in commodity prices may significantly impact the Company’s estimates of oil and natural gas reserves. Sustained lower commodity prices can reduce the quantity of the Company’s reserves by causing the economic limit of the proved developed and proved undeveloped wells (the point at which the costs to operate exceed the value of estimated future production, assuming constant prices and costs under SEC rules) to occur earlier in their productive lives than would be the case with higher prices. The undeveloped reserves may also be reduced by the elimination of wells because they would not meet the investment criteria to be economically producible at such prices and costs. The proved undeveloped reserves may also be eliminated by the deferral of drilling of otherwise economic wells beyond the five year proved reserve development horizon as a result of revisions to the Company’s development plan adopted in response to lower prices or otherwise.

Standardized Measure of Discounted Future Net Cash Flows Relating to Proved Oil and Gas Reserves

The following table presents the Standardized Measure of Discounted Future Net Cash Flows relating to the proved oil and natural gas reserves of the Company, Chesapeake and Sundance on a pro forma combined basis as of December 31, 2022 and 2021. The Standardized Measure shown below represents estimates only and should not be construed as the current market value of the Company’s estimated oil and natural gas reserves or those acquired estimated oil and natural gas reserves attributable to the Chesapeake Transaction.

	December 31, 2022
	SilverBow Historical	Chesapeake Transaction	Pro Forma Combined
	(In thousands)
Future gross revenues	$16,660,470	$5,120,415	$21,780,885
Future production costs	(4,039,248)	(1,153,162)	(5,192,410)
Future development costs	(2,063,508)	(282,790)	(2,346,298)
Future income taxes	(1,953,345)	(743,654)	(2,696,999)
Future net cash flows	8,604,369	2,940,809	11,545,178
Discount at 10% per annum	(4,564,123)	(1,462,980)	(6,027,103)
Standardized Measure of discounted future net cash flows	$4,040,246	$1,477,829	$5,518,075

	December 31, 2021
	SilverBow Historical	Chesapeake Transaction	Sundance Transaction	Pro Forma Combined
	(In thousands)
Future gross revenues	$6,370,628	$3,321,630	$2,188,156	$11,880,414
Future production costs	(1,853,856)	(805,328)	(858,212)	(3,517,396)
Future development costs	(753,046)	(184,595)	(533,540)	(1,471,181)
Future income taxes	(584,613)	(473,873)	(47,186)	(1,105,672)
Future net cash flows	3,179,113	1,857,834	749,218	5,786,165
Discount at 10% per annum	(1,620,651)	(899,630)	(336,350)	(2,856,631)
Standardized Measure of discounted future net cash flows	$1,558,462	$958,204	$412,868	$2,929,534

The following table sets forth the principal changes in the Standardized Measure of discounted future net cash flows applicable to estimated net proved oil and natural gas reserves of the Company, the Chesapeake Transaction and of the Sundance Transaction on a pro forma combined basis as of December 31, 2022 and 2021:

	SilverBow Historical	Chesapeake Transaction	Sundance Transaction		Sundance Transaction Adjustments		Pro Forma Combined
	(In thousands)
January 1, 2022 balance	$1,558,462	$958,204	$412,868		$—		$2,929,534
Net changes in prices, net of production costs	1,852,439	663,937	—		—		2,516,376
Net changes in future development costs	(208,188)	(86,658)	—		—		(294,846)
Net changes due to revisions in quantity estimates	(4,218)	202,136	—		—		197,918
Accretion of discount	181,678	119,239	—		—		300,917
Other	(176,112)	(107,766)	—		—		(283,878)
Total revisions	1,645,599	790,888	—		—		2,436,487

New field discoveries and extensions, net of future production and development costs	968,093	138,778	—		—		1,106,871
Purchase of reserves	1,051,869	—	—		(412,868)	(a)	639,001
Sales of minerals in place	(5,209)	—	(412,868)	(a)	412,868	(a)	(5,209)
Sales of oil and natural gas produced, net of production costs	(621,686)	(294,365)	—		—		(916,051)
Previously estimated development costs	108,566	32,972	—		—		141,538
Net change in income taxes	(665,448)	(148,648)	—		—		(814,096)
Net change in Standardized Measure of discounted future net cash flows	2,481,784	519,625	(412,868)		—		2,588,541
December 31, 2022 balance	$4,040,246	$1,477,829	$—		$—		$5,518,075
(a) Amounts and adjustments reflect the purchase and sale of minerals in place associated with the Sundance Transaction, which closed on June 30, 2022.

	SilverBow Historical	Chesapeake Transaction	Sundance Transaction	Pro Forma Combined
	(In thousands)
January 1, 2021 balance	$512,952	$192,122	230,804	$935,878
Net changes in prices, net of production costs	781,786	577,781	272,732	1,632,299
Net changes in future development costs	1,569	(34,445)	(42,547)	(75,423)
Net changes due to revisions in quantity estimates	(43,379)	416,962	(19,717)	353,866
Accretion of discount	52,627	19,212	23,109	94,948
Other	29,303	(143,808)	(30,765)	(145,270)
Total revisions	821,906	835,702	202,812	1,860,420

New field discoveries and extensions, net of future production and development costs	400,008	365,709	64,454	830,171
Purchase of reserves	345,300	—	—	345,300
Sales of minerals in place	—	—	—	—
Sales of oil and natural gas produced, net of production costs	(336,028)	(201,110)	(83,194)	(620,332)
Previously estimated development costs	59,318	1,969	22,035	83,322
Net change in income taxes	(244,994)	(236,188)	(24,043)	(505,225)
Net change in Standardized Measure of discounted future net cash flows	1,045,510	766,082	182,064	1,993,656
December 31, 2021 balance	$1,558,462	$958,204	$412,868	$2,929,534